

<ARTICLE> 7
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF INCOME AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               JUN-30-1999
<DEBT-HELD-FOR-SALE>                         2,712,676
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                                   7,472,158
<MORTGAGE>                                      14,301
<REAL-ESTATE>                                    4,379
<TOTAL-INVEST>                              10,246,214<F1>
<CASH>                                          66,252
<RECOVER-REINSURE>                               3,499
<DEFERRED-ACQUISITION>                         143,793
<TOTAL-ASSETS>                              11,063,535
<POLICY-LOSSES>                              2,573,001<F2>
<UNEARNED-PREMIUMS>                            460,143
<POLICY-OTHER>                                  38,752
<POLICY-HOLDER-FUNDS>                           18,931<F2>
<NOTES-PAYABLE>                                512,680<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       342,577<F4>
<OTHER-SE>                                   5,190,935<F4>
<TOTAL-LIABILITY-AND-EQUITY>                11,063,535
<PREMIUMS>                                     841,549
<INVESTMENT-INCOME>                            190,524
<INVESTMENT-GAINS>                              38,788
<OTHER-INCOME>                                   7,119
<BENEFITS>                                     611,097
<UNDERWRITING-AMORTIZATION>                    177,509<F5>
<UNDERWRITING-OTHER>                            90,972<F5>
<INCOME-PRETAX>                                198,402
<INCOME-TAX>                                    47,671
<INCOME-CONTINUING>                            150,731
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   150,731
<EPS-BASIC>                                        .91
<EPS-DILUTED>                                      .89
<RESERVE-OPEN>                               1,840,323<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                              1,906,048<F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1>Equals the sum of Fixed maturities, Equity securities and other Invested assets.
<F2>Equals the sum of Life policy reserves and Losses and loss expenses less the
Life Company liability for Supplementary contracts without Life contingencies of $5,113 which is classified as Other Policyholder Funds.
<F3>Equals the sum of Notes payable, the 5.5% Convertible Senior Debentures and the
6.9% Senior Debentures.
<F4>Equals the total Shareholders' Equity.
<F5>Equals the sum of Commissions, Other operating expenses, Taxes and licenses and fees, Increase in deferred acquisition costs, Interest expense and other expenses.
<F6>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of December 31, 1998.
<F7>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of June 30, 1999.

